Exhibit 4.4

CubeBio Holdings Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

CUSIP: [●]

This Certifies that ____________________ is the owner of ________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF PAR VALUE $0.0001 EACH OF

CubeBio Holdings Limited
(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Memorandum and Articles”).

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of the Company’s duly authorized officers.

Chief Financial Officer	Cayman Islands	Chief Executive Officer

CubeBio Holdings Limited

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received,          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).